Exhibit 99.1

180 East Broad Street Columbus OH 43215	Mary Ann Jorgenson Executive Vice President and General Counsel 614-225-2024 Fax 614-225-2108 MaryAnn.Jorgenson@hexion.com

April 5, 2008

Huntsman Corporation

500 Huntsman Way

Salt Lake City UT 84108

Attn.: Samuel D. Scruggs

Re:	Extension of Termination Date under the Agreement and Plan of Merger among Hexion Specialty Chemicals, Inc. (“Hexion”), Nimbus Merger Sub Inc. (“Merger Sub”), and Huntsman Corporation dated as of July 12, 2007 (the “Merger Agreement”)

Dear Sam,

This letter shall serve as notice that, in accordance with our letter dated January 25, 2008 and related discussions, Hexion hereby elects, pursuant to §7.1(b)(ii) of the Merger Agreement, to extend the Termination Date (as defined in the Merger Agreement) by 90 days to 5:00 p.m. Houston time on July 4, 2008 (the “Extension”). The conditions to the Extension set forth in Section §7.1(b)(ii) of the Merger Agreement are satisfied.

Sincerely,

/s/ Mary Ann Jorgenson

Mary Ann Jorgenson

Executive Vice President and General Counsel